     As filed with the Securities and Exchange Commission on July 10, 1996

                                                         Registration No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               --------------

                                  FORM S-3
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                               --------------

                            REXALL SUNDOWN, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               --------------

            FLORIDA                                     59-1688986
  (State or Other Jurisdiction                       (I.R.S. Employer
  of Incorporation or Organization)                  Identification No.)

                          851 BROKEN SOUND PARKWAY, NW
                           BOCA RATON, FLORIDA  33487
                                 (561) 241-9400

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                ----------------

                                 RICHARD WERBER
                                VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                              REXALL SUNDOWN, INC.
                          851 BROKEN SOUND PARKWAY, NW
                           BOCA RATON, FLORIDA  33487
                                 (561) 241-9400

           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                ----------------

                          Copies of communications to:

                              PAUL BERKOWITZ, ESQ.
                          GREENBERG, TRAURIG, HOFFMAN,
                         LIPOFF, ROSEN & QUENTEL, P.A.
                              1221 BRICKELL AVENUE
                              MIAMI, FLORIDA 33131
                                 (305) 579-0500

                               ------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

                              -------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                             -------------------

                        CALCULATION OF REGISTRATION FEE

                                              Proposed
                              Amount          Maximum         Proposed Maximum      Amount of
Title of Class of             to be           Offering Price  Aggregate Offering    Registration
Securities to be Registered   Registered      Per Share (1)   Price (1)             Fee
- ----------------------------------------------------------------------------------------------------
Common Stock, $.01 par value  500,000 shares  $26.50          $13,250,000           $4,568.97
- ----------------------------------------------------------------------------------------------------

     (1) Estimated solely for the purpose of calculating the registration fee on the basis of the average high and low sales prices of the Company's Common Stock on July 8, 1996, as reported by the Nasdaq National Market.

- -----------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                     SUBJECT TO COMPLETION,  JULY 10, 1996

                                 500,000 SHARES

                              REXALL SUNDOWN, INC.

                 1996 REXALL SHOWCASE INTERNATIONAL DISTRIBUTOR
                               STOCK OPTION PLAN

                                  COMMON STOCK

                           ------------------------

     The Rexall Sundown, Inc. 1996 Rexall Showcase International Distributor Stock Option Plan (the "Plan") described herein offers eligible independent distributors of Rexall Showcase International, Inc. ("RSI"), a wholly-owned subsidiary of Rexall Sundown, Inc. (the "Company"), an opportunity to acquire a proprietary interest in the Company.

     Shares of the common stock, par value $.01 per share (the "Common Stock"), of the Company for the Plan will be made available by the Company on the terms described herein and may be newly issued shares or previously issued shares purchased in the open market.

     The Common Stock is traded in the over-the-counter market and prices are quoted on the Nasdaq National Market under the symbol "RXSD." On July 8, 1996, the last reported sale price of the Common Stock was $26.375.

     This Prospectus relates to an aggregate of 500,000 shares of Common Stock offered hereby and registered for sale under the Plan. It is recommended that this Prospectus be retained for future reference.

FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN EVALUATING AN
     INVESTMENT IN THE SHARES, SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                 THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                            ---------------------


                THE DATE OF THIS PROSPECTUS IS ___________, 1996

                             AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 3475 Lenox Road, N.E., Suite 1000, Atlanta, Georgia 30326. In addition, such reports, proxy statements and other information can be obtained from the Commission's web site at http://www.sec.gov. Quotations relating to the Company's Common Stock appear on the Nasdaq National Market. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus, which is a part of the Registration Statement, does not contain all the information set forth in, or annexed as exhibits to, such Registration Statement, certain portions of which have been omitted pursuant to rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is hereby made to such Registration Statement, including the exhibits thereto. Copies of such Registration Statement, including exhibits, may be obtained from the aforementioned public reference facilities of the Commission upon payment of the prescribed fees, or may be examined without charge at such facilities. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission under the Exchange Act are incorporated in and made a part of this Prospectus by reference:

     (a) the Company's Annual Report on Form 10-K for the year ended August 31, 1995;

     (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended November 30, 1995 and February 29, 1996; and

     (c) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A (Registration No. 0-21884).

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed documents, which also are incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The Company hereby undertakes to provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the information incorporated herein by reference. Exhibits to any of such documents, however, will not be provided unless such exhibits are specifically incorporated by reference into such documents. The requests should be addressed to the Company's principal executive offices: Attn: Secretary, 851 Broken Sound Parkway, NW, Boca Raton, Florida 33487, telephone number (561) 241-9400.

                                  THE COMPANY

     Rexall Sundown, Inc. (the "Company") is engaged in the development, manufacture, marketing and sale of vitamins, nutritional supplements, over-the-counter pharmaceuticals and consumer health products. The Company offers approximately 1,300 products, including vitamins in single-ingredient and multi-ingredient combinations of varying potency levels and other nutritional supplements. The Company distributes its products under Company owned trademarks through three channels of distribution: sales to retailers; direct marketing through catalog and mail order sales; and direct sales through a sales force of independent distributors. Direct sales of certain health and wellness products to independent distributors are made through the Company's network marketing subsidiary, Rexall Showcase International, Inc. ("RSI").
For its sales to retailers, the Company employs a multi-brand strategy to access several different classes of trade: Sundown(R) for mass merchandisers, drug store chains and supermarkets; Rexall(R) for independent drug stores; and Thompson(R) for health food stores. In addition, the Company markets and sells a comprehensive line of over-the-counter pharmaceutical products such as cold remedies and analgesic formulas under the Rexall trademark to major wholesalers independent pharmacies and convenience stores. The Company's catalog and mail order sales of vitamins, nutritional supplements and other products are made through its SDV division. The Company's Pharmaceutical and Health Services Division sells over-the-counter pharmaceutical products, vitamins and nutritional supplements to the managed care industry under the Rexall Managed Care(R) tradename.

     The Company's principal executive offices are located at 851 Broken Sound Parkway, NW, Boca Baton, Florida 33487 and its telephone number is (561) 241-9400. As used herein, the "Company" means Rexall Sundown, Inc. and its subsidiaries, except where the context indicates otherwise.

                                  RISK FACTORS

     Prospective participants in the Plan should carefully consider the matters set forth below as well as the other information set forth in this Prospectus.

GOVERNMENT REGULATION

     The manufacturing, processing, formulation, packaging, labeling and advertising of the Company's products are subject to regulation by one or more federal agencies, including the United States Food and Drug Administration ("FDA"), the Federal Trade Commission ("FTC"), the Consumer Product Safety Commission, the United States Department of Agriculture, the United States Postal Service, the United States Environmental Protection Agency and the Occupational Safety and Health Administration. These activities are also regulated by various agencies of the states and localities in which the Company's products are sold. The FDA, in particular, regulates the labeling and sales of dietary supplements, including vitamins, minerals and herbs, food additives, food supplements, over-the-counter and prescription drugs and cosmetics. The operation of the Company's vitamin manufacturing facility is subject to regulation by the FDA as a food manufacturing facility and compliance with the Current Good Manufacturing Practices ("CGMPs") as promulgated by the FDA. In addition, the United States Postal Service and the FTC regulate advertising claims with respect to the Company's products sold by solicitation through the mail.

     The Dietary Supplement Health and Education Act of 1994 (the "Dietary Supplement Act") was enacted on October 25, 1994. The Dietary Supplement Act amends the Federal Food, Drug and Cosmetic Act by defining dietary supplements, which include vitamins, minerals, nutritional supplements and herbs, and by providing a regulatory framework to ensure safe, quality dietary supplements and the dissemination of accurate information about such products. Dietary supplements are regulated as foods under the Dietary Supplement Act and the FDA is generally prohibited from regulating the active ingredients in dietary supplements as food additives, or as drugs unless product claims trigger drug status.

     The Dietary Supplement Act provides for specific nutritional labeling requirements for dietary supplements effective January 1, 1997. The Dietary Supplement Act permits substantiated, truthful and non-misleading statements of nutritional support to be made in labeling, such as statements describing general well-being from consumption of a dietary ingredient or the role of a nutrient or dietary ingredient in affecting or maintaining structure or function of the body. In addition, the Dietary Supplement Act also authorizes the FDA to promulgate CGMPs specific to the manufacture of dietary supplements, to be modeled after food CGMPs. The Company currently manufactures its dietary supplement products pursuant to food CGMPs.

     The FDA will be proposing and promulgating regulations to implement the Dietary Supplement Act. The Company cannot determine what effect such regulations, when promulgated, will have on its business in the future. Such regulations could, among other things, require expanded or different labeling, the recall, reformulation or discontinuance of certain products, additional recordkeeping and expanded documentation of the properties of certain products and scientific substantiation regarding ingredients, product claims, safety or efficacy. In addition, the Company cannot predict whether new legislation regulating its activities will be enacted. Such new legislation could have a material adverse effect on the Company.

COMPETITION

     The business of manufacturing, distributing and marketing vitamins and nutritional supplements is highly competitive. Numerous manufacturers, distributors and marketers actively compete for consumers, both in the United States and abroad. Certain of the Company's competitors are substantially larger than the Company and have greater financial resources.

CONTROL BY DIRECTORS AND EXECUTIVE OFFICERS

     Management of the Company beneficially owns approximately 64.9% of the currently outstanding Common Stock. Accordingly, management has the ability to elect all of the directors of the Company and to thereby direct or substantially influence the management, policies and business operations of the Company and has the power to control the outcome of any matters submitted to a vote of the Company's shareholders. Certain provisions of Florida law could delay or inhibit the removal of incumbent directors and could make more difficult a merger, tender offer or proxy contest involving the Company, even if such events would be beneficial to the interests of the shareholders.

 DESCRIPTION OF THE REXALL SUNDOWN, INC. 1996 REXALL SHOWCASE INTERNATIONAL
                        DISTRIBUTOR STOCK OPTION PLAN

     The following is a description of the Plan offered to selected independent distributors of RSI. The description of the Plan is subject to, and is qualified in its entirety by, the full text of the Plan, a copy of which is attached hereto as Exhibit I. The Plan was approved by the Company's Board of Directors on February 6, 1996. All capitalized terms not otherwise defined in this Prospectus shall have the meaning ascribed to them in the Plan.

PURPOSE AND ADVANTAGES OF THE PLAN

     The purpose of the Plan is to provide an additional incentive to participating distributors of RSI (each, a "Distributor") by enabling them to acquire a stock ownership interest in the Company, to attract and retain persons of ability as independent distributors of RSI and entice such persons to exert their best efforts on behalf of RSI.

PARTICIPATION

     Any Distributor whose network marketing activities are exclusive to RSI will be eligible to receive Options under the Plan. The number of Active Legs that a Distributor has at the close of the June 1996 Commission Month will be such Distributor's minimum qualification level for the qualification period from July 1, 1996 to June 30, 1997 (the "Qualification Period"), i.e., a Distributor with five Active Legs may only qualify for Options based on five Active Legs and above and not for Options based on four Active Legs. Distributors who have four Active Legs or less for the June 1996 Commission Month will have the opportunity to qualify for Options based on Four Active Legs or more. All qualification levels will be based upon a Distributor's effective position within the RSI Compensation Plan.

     The granting of any Options under the Plan does not confer on the recipient any right to continuance of his or her status as a Distributor of RSI and will not restrict or in any way interfere with the Company's right to terminate its relationship with a Distributor. No Distributor has the right to receive an Option except as described below and the grant of an Option does not confer any right to receive future Options. No Option confers on the holder thereof any right of a shareholder with respect to any shares of Common Stock underlying the Option until the Option has been exercised and the shares of Common Stock underlying such Option have been paid for in full.

CONDITIONS FOR GRANTS OF OPTIONS DURING QUALIFICATION PERIOD

     The following sets forth the conditions for the grant of Options under the Plan for the Qualification Period from July 1, 1996 to June 30, 1997 which Options will be granted on August 1, 1997.

     Four Active Legs.   A Distributor will receive an Option to purchase 1,000
Shares if the following three requirements are met:

      (a) Such Distributor has a minimum of four Active Director Legs for all 12 months of the Qualification Period;
      (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
      (c)  Such Distributor's Organizational Points for 9 of the 12
           months of the Qualification Period are at least 3,000 in each of 2 Legs and at least 2,000 in 1 other Leg.

      Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if the following three requirements are met:

      (i) Such Distributor has a minimum of four Active Director Legs for all 12 months of the applicable Qualification Period;
      (ii)  Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the applicable Qualification Period; and
      (iii) Such Distributor's Organizational Points in 6 of the 12
            months of the applicable Qualification Period are at least 3,000 in each of 2 Legs and at least 2,000 in 1 other Leg.

     Five Active Legs. A Distributor will receive an Option to purchase 1,500 Shares if the following three requirements are met:

      (a) Such Distributor has a minimum of five Active Director Legs for all 12 months of the Qualification Period;
      (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
      (c)  Such Distributor's Organizational Points for 9 of the 12
           months of the Qualification Period are at least 5,000 in each of 2 Legs and at least 2,000 in each of 2 other Legs.

      Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if the following three requirements are met:

      (i) Such Distributor has a minimum of five Active Director Legs for all 12 months of the applicable Qualification Period;
      (ii)  Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the applicable Qualification Period; and
      (iii) Such Distributor's Organizational Points in 6 of the 12
            months of the applicable Qualification Period are at least 5,000 in each of 2 Legs and at least 2,000 in each of 2 other Legs.

      Six Active Legs. A Distributor will receive an Option to purchase 2,500 Shares if the following three requirements are met:

      (a) Such Distributor has a minimum of six Active Director Legs for all 12 months of the Qualification Period;
      (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
      (c)  Such Distributor's Organizational Points for 9 of the 12
           months of the Qualification Period are at least 7,500 in each of 2 Legs and at least 5,000 in each of 2 other Legs.

      Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if the following three requirements are met:

      (i) Such Distributor has a minimum of six active Director Legs for all 12 months of the applicable Qualification Period;
      (ii)  Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the applicable Qualification Period; and
      (iii) Such Distributor's Organizational Points in 6 of the 12
            months of the applicable Qualification Period are at least 7,500 in each of 2 Legs and at least 5,000 in each of 2 other Legs.

      Ten Active Legs. A Distributor will receive an Option to purchase 5,000 Shares if the following three requirements are met:

      (a) Such Distributor has a minimum of ten Active Director Legs for all 12 months of the Qualification Period;
      (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
      (c)  Such Distributor's Organizational Points for 9 of the 12
           months of the Qualification Period are at least 10,000 in each of 2 Legs and at least 5,000 in each of 5 other Legs.

      Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if the following three requirements are met:

      (i) Such Distributor has a minimum of ten active Director Legs for all 12 months of the applicable Qualification Period;
      (ii)  Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the applicable Qualification Period; and
      (iii) Such Distributor's Organizational Points in 6 of the 12
            months of the applicable Qualification Period are at least 10,000 in each of 2 Legs and at least 5,000 in each of 5 other Legs.

     Additional Options for Presidents Club Members. A Distributor who is a member of the Presidents Club during either of the Bonus Pool periods during the Qualification Period (July 1996 to December 1996 or January

1997 to June 1997) will receive an Option to purchase 2,500 additional Shares if the following three requirements are met:

      (a) Such Distributor has a minimum of six Active Director Legs for all 12 months of the Qualification Period;
      (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
      (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 50,000 in 1 Leg, at least 30,000 in each of 2 other Legs and at least 5,000 in each of 3 additional Legs;

provided, however, a Distributor may only receive additional Options as a member of the Presidents Club or the Chairmans Club, but not as a member of both Clubs.

Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if the following three requirements are met:

      (i) Such Distributor has a minimum of six Active Director Legs for all 12 months of the applicable Qualification Period;
      (ii)  Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the applicable Qualification Period; and
      (iii) Such Distributor's Organizational Points in 6 of the 12
            months of the applicable Qualification Period are at least 50,000 in 1 Leg, at least 30,000 in each of 2 other Legs and at least 5,000 in each of 3 additional Legs.

     Additional Options for Chairmans Club Members. A Distributor who is a member of the Chairman's Club during either of the Bonus Pool periods during the Qualification Period (July 1996 to December 1996 or January 1997 to June
1997) will receive an Option to purchase 5,000 additional Shares if the following three requirements are met:

      (a) Such Distributor has a minimum of ten Active Director Legs for all 12 months of the Qualification Period;
      (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
      (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 100,000 in 1 Leg, at least 50,000 in each of 2 other Legs and at least 5,000 in each of 5 additional Legs.

Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if the following three requirements are met:

      (i) Such Distributor has a minimum of ten active Director Legs for all 12 months of the applicable Qualification Period;
      (ii)  Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the applicable Qualification Period; and
      (iii) Such Distributor's Organizational Points in 6 of the 12
            months of the applicable Qualification Period are at least 100,000 in 1 Leg, at least 50,000 in each of 2 other Legs and at least 5,000 in each of 5 additional Legs.

     Additional Options for Ambassadors Club Members. A Distributor who is a member of the Ambassadors Club during either of the Bonus Pool periods during the Qualification Period (July 1996 to December 1996 or January 1997 to June
1997) will receive an Option to purchase 5,000 additional Shares if the following three requirements are met:

      (a) Such Distributor has a minimum of ten Active Director Legs for all 12 months of the Qualification Period;
      (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
      (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 100,000 in each of 4 Legs, at least 50,000 in one other Leg and at least 5,000 in each of 5 more Legs.

Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if the following three requirements are met:

      (i) Such Distributor has a minimum of ten Active Director Legs for all 12 months of the applicable Qualification Period;
      (ii)  Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the applicable Qualification Period; and
      (iii) Such Distributor's Organizational Points in 6 of the 12
            months of the applicable Qualification Period are at least 100,000 in each of 4 Legs, at least 50,000 in one other Leg and at least 5,000 in each of 5 more Legs.

      Additional Options for Distributors.

     All Distributors who were Directors by the close of the March 1996 Commission Month will receive an Option to purchase an additional 200 Shares on August 1, 1997 if such Distributor qualifies for Options during the Qualification Period.

     All Distributors who became Distributors in March 1996 who were not Directors by the close of the March 1996 Commission Month will receive an Option to purchase an additional 200 Shares on August 1, 1997 if (i) such Distributor qualifies for Options during the Qualification Period and (ii) such Distributor had at least 1,000 P.P. in the March 1996 Commission Month and became a Director by the close of the April 1996 Commission Month.

     All Distributors who became Distributors in April 1996 or later will receive an Option to purchase an additional 200 Shares on August 1, 1997 if (i) such Distributor qualifies for Options during the Qualification Period, and
(ii) such Distributor has at least 1,000 P.P. in the month such Distributor enrolls as such and becomes a Director within the first two Commission Months of enrolling as a Distributor.

     Duration. Options will be granted to Distributors for terms of five (5) years.

ADMINISTRATION

     The Plan will be administered by the Company's Compensation/Stock Option Committee, which is appointed by the Board (the "Committee") and consists of two or more of the Company's directors for a term of one year. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment of the Board.

     In granting options to Distributors, the Committee shall follow the guidelines set forth in the Plan. The Committee may from time to time in granting options prescribe such other terms and conditions concerning such options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Options accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued service as a Distributor for a specified period of time. The Committee may, from time to time, adopt such rules and regulations as it deems appropriate to administer the Plan, and make determinations and interpretations concerning the application of the Plan's provisions, which interpretations and determinations will be final and conclusive. The present members of the Committee are Stanley Leedy, Raymond Monteleone and Howard Yenke and their address is c/o the Company, 851 Broken Sound Parkway, NW, Boca Raton, Florida 33487.

SHARES OF STOCK OFFERED UNDER THE PLAN

     The Company has reserved 500,000 shares of Common Stock for issuance under the Plan. The shares of Common Stock underlying the Options to be granted pursuant to the Plan have been registered with the Commission. The shares of Common Stock are quoted on the National Association of Securities Dealers Automated Quotation National Market System, under the symbol "RXSD."

     The number of Shares issuable under the Plan is subject to appropriate adjustment in the event of a stock split, reverse stock split, consolidation of Shares, capital adjustment, payment of stock dividend or distribution, or other increase or decrease in the Shares without receipt of consideration. The Committee may make proportionate adjustments in the number of Shares which are subject to purchase under outstanding Options and in the exercise price per share upon the occurrence of such events. Notice of any adjustment in any Shares or in any exercise price will be given by the Company to each holder of an Option affected by the adjustment and such adjustment (whether or not notice was received) will be binding on affected option holders.

     Options granted pursuant to the Plan will be evidenced by an agreement consistent with the terms and conditions of the Plan and grant of the Option and will be binding on the Distributor and the Company. The agreement will set forth the price at which the Option can be exercised, but in no event will the Option price be less than the fair market value of the shares of Common Stock at the time the Option is granted.

     The purchase price of the shares of Common Stock purchased pursuant to the Options granted under the Plan will be 100% of the Fair Market Value on the date of grant of the Option and must be paid in full at the time the Option is exercised. No Shares will be issued or transferred until full payment has been received. Payment may be in cash, by certified or official bank check or by money order; provided, further, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares.

TERMINATION OF DISTRIBUTOR STATUS AND TRANSFERABILITY OF OPTIONS

     Options are only transferable by will and the laws of descent and distribution. Options may not be assigned, transferred, pledged, alienated or hypothecated in any manner during the Distributor's lifetime except as permitted by the Plan. Neither the Plan nor any Options granted under the Plan shall confer upon any person any right to continuance of status as a Distributor of RSI.

     The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

     (a) immediately upon the termination of the Optionee's status as a Distributor for any reason;

     (b) immediately if Distributor's network marketing efforts are not exclusive to RSI; or

     (c) three months after the date of termination of the Optionee's status as a Distributor by reason of death of the Optionee if the Optionee is an individual.

TERM MODIFICATION AND TERMINATION OF PLAN

     The Plan became effective on February 6, 1996 and will continue in effect
until February 5, 2006, unless earlier terminated by the Committee.   The Board
or the Committee may at any time and from time to time amend, modify suspend or terminate the Plan or any Option.

FEDERAL INCOME TAX CONSEQUENCES

     Under the Internal Revenue Code of 1986, as amended, a Distributor incurs no tax liability on the grant of Options. Upon exercise of an Option, the Distributor must recognize as income the difference, between the Fair Market Value of the shares received upon exercise and the Option price.

     No deduction will be allowed to the Company upon grant of an Option. However, upon exercise of an Option, the Company will be entitled to a compensation deduction equal to the amount the Distributor must recognize as income.

     The Company will deduct from any payment otherwise due, applicable federal, state or local taxes of any kind required by law to be withheld with respect to the issuance of shares under the Plan.

     Each Distributor is advised to consult with a tax advisor to determine the tax consequences of a particular transaction.

                                USE OF PROCEEDS

     The Company is neither able to predict the number of Options granted to Distributors nor the number of shares of Common Stock underlying such Options that will ultimately be sold pursuant to the Plan or the prices at which such shares will be sold. The net proceeds from the sale of shares of Common Stock that are originally issued by the Company and offered pursuant to the Plan will be used for general corporate purposes.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company has authority under the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company's Amended and Restated Articles of Incorporation provide that, to the extent permitted by Florida law, the Company shall indemnify and shall advance expenses on behalf of its officers and directors. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. The Company also maintains directors' and officers' liability insurance.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock being offered hereby is being passed upon for the Company by Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., 1221 Brickell Avenue, Miami, Florida 33131.

                                    EXPERTS

     The financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended August 31, 1995, have been audited by Coopers & Lybrand L.L.P., independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                                                      Exhibit I

                              REXALL SUNDOWN, INC.

                       1996 REXALL SHOWCASE INTERNATIONAL
                         DISTRIBUTOR STOCK OPTION PLAN


     1. Purpose. The purpose of this Plan is to provide an additional incentive to participating Rexall Showcase International, Inc. ("RSI") Distributors (as hereinafter defined) by enabling them to acquire a stock ownership interest in Rexall Sundown, Inc., a Florida corporation (the "Company"), of which RSI is a wholly-owned subsidiary, and to attract and retain persons of ability as independent distributors of RSI and entice such persons to exert their best efforts on behalf of RSI. All capitalized items not otherwise defined herein shall have the definition ascribed to them in the RSI Compensation Plan as currently in force and as amended from time to time.

     2. Definitions. As used herein, the following terms shall have the meaning indicated:

     (a)  "Board" shall mean the Board of Directors of the Company.

     (b) "Committee" shall mean the Compensation/Stock Option Committee appointed by the Board or, if not appointed, the Board.

     (c) "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

     (d) "Distributor" shall mean an individual, partnership or corporation whose completed Distributor Application has been received and accepted by RSI and whose network marketing efforts are exclusive to RSI.

     (e) "Fair Market Value" of a Share on any date of reference shall be the "Closing Price" (as hereinafter defined) of the Common Stock on such date (or, if such date is not a business day, on the immediately preceding business day), unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the "Closing Price" of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotations System (NASDAQ), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock for such day on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days.

     (f) "Option" shall mean any stock option granted under this Plan.

     (g) "Optionee" shall mean a Distributor to whom an Option is granted under this Plan or any person who succeeds to the rights of such Distributor under this Plan by reason of the death of such person.

     (h) "Plan" shall mean this Rexall Sundown, Inc. 1996 Rexall Showcase International Distributor Stock Option Plan.

     (i) "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (j) "Share(s)" shall mean a share or shares of the Common Stock.

     3. Shares and Options. The Company may grant to Optionees from time to time Options to purchase an aggregate of up to Five Hundred Thousand (500,000) Shares from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

     4. Conditions for Grant of Options.

     (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law.

     (b) In granting Options to Distributors, the Committee shall follow the guidelines set forth on Exhibit A attached hereto, as amended from time to time. The Committee may from time to time in granting Options prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Options accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued service as a Distributor for a specified period of time.

     (c) Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to continuance of status as a Distributor with RSI.

     5. Option Price. The option price per Share of any Option shall be any price determined by the Committee but shall not be less than the Fair Market Value per Share.

     6. Exercise of Options. An Option shall be deemed exercised when (a) the Company has received written notice of such exercise in accordance with the terms of the Option, (b) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (c) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount that is necessary for the Company to withhold in accordance with applicable Federal or state tax withholding requirements. Unless further limited by the Committee in any Option, the option price of any Shares purchased shall be paid in cash, by certified or official bank check or by money order; provided, further, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. No Optionee shall be deemed to be a holder of any Shares subject to and unless and until a stock certificate or certificates for such Shares are issued to such person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 9 hereof.

     7. Exercisability of Options. Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee shall provide in such Option, except as otherwise provided in this Section 7. The expiration date of an Option shall be determined by the Committee at the time of grant, but in no event shall an Option be exercisable after the expiration of ten (10) years from the date of grant of the Option.

     8. Termination of Option Period.

        The unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

     (a) immediately upon the termination of the Optionee's status as a Distributor for any reason; or

     (b) immediately if Distributor's network marketing efforts are not exclusive to RSI; or

     (c) three months after the date of termination of the Optionee's status as a Distributor by reason of death of the Optionee if the Optionee is an individual.

     9.  Adjustment of Shares.

     (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split, combination or exchange of Shares, then and in such event:

         (i) appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, so that the same percentage of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

        (ii) appropriate adjustment shall be made in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

      (b) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a sale of Shares, or shares of any other class of capital stock of the Company, or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to outstanding Options granted under the Plan.

      (c) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

      10. Transferability of Options. Each Option shall provide that such Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and each Option shall be exercisable during the Optionee's lifetime only by the Optionee.

      11. Issuance of Shares. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

      (a) a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

      (b) a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

      12. Administration of the Plan.

      (a) The Plan shall be administered by the Committee, which shall consist of not less than two members of the Board. The Committee shall have all of the powers of the Board with respect to the Plan. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board and any vacancy occurring in the membership of the Committee may be filled by appointment by the Board.

      (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The Committee's determinations and its interpretation and construction of any provision of the Plan shall be final and conclusive.

      (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

      13. Interpretation.

      (a) If any provision of the Plan should be held invalid or illegal for any reason, such determination shall not effect the remaining provisions hereof, but instead the Plan shall be continued and enforced as if such provision had never been included in the Plan.

      (b) This Plan shall be governed by the laws of the State of Florida.

      (c) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

      (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

      14. Amendment of the Plan. Either the Board or the Committee may from time to time amend the Plan or any Option.

      15. Effective Date and Termination Date. The Plan shall be effective on February 6, 1996, the date of the approval of the Board and shall terminate on February 5, 2006, ten years thereafter.

      16. Documents Available to Participants. Participants in the Plan may obtain from the Company without charge, upon written or oral request, a copy of any and all documents filed with the United States Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act. Such requests should be directed to the Company's Secretary, by writing to Rexall Sundown, Inc., 851 Broken Sound Parkway, N.W., Boca Raton, Florida 33487, or by telephone to (561) 241-9400. In addition, the Company will deliver or cause to be delivered to participants in the Plan who do not otherwise receive such material, copies of all reports, proxy statements, and other communications distributed to its security holders generally.

                                                                       Exhibit A


                              REXALL SUNDOWN, INC.

                       1996 REXALL SHOWCASE INTERNATIONAL
                         DISTRIBUTOR STOCK OPTION PLAN


     Subject to each and every one of the conditions and limitations set forth in the Plan, Options shall be granted for the Qualification Period (as hereinafter defined) pursuant to the following criteria:

1. Definitions. As used herein, the following terms shall have the meaning indicated:

     (a) "Active Leg" shall mean a Leg that contains an Active Director.

     (b) "Ambassadors Club" shall mean the definition contained in the RSI Compensation Plan.

     (c) "Chairmans Club" shall have the definition contained in the RSI Compensation Plan.

     (d) "Commissionable Volume (C.V.)" shall mean the basis of any commission or override payment and is the applicable percentage of an override or commission calculated against C.V. of all products as listed on the RSI product order forms. C.V. fluctuates on international orders depending upon the applicable foreign currency exchange rate.

     (e) "Director" shall have the definition contained in the RSI Compensation Plan.

     (f) "Group Points (G.P.)" shall mean all Points earned from the purchase of products from RSI for retail sale by Distributors (not yet Directors) in a Distributor's downline who are not under another downline Director. This includes all Personal Points (P.P.) of such Distributor. Sales Aid and Distributor Kit purchases are not included as part of Group Point (G.P.) earnings.

     (g) "Leg" shall mean a line of Distributors which begins with someone a Distributor personally sponsors and continues below that Distributor. Each individual personally sponsored by Distributor starts a new and separate leg.

     (h) "Organizational Points" shall mean the total Group Points (G.P.) of all Directors in a Director downline on which such Director is eligible to be paid overrides. It also includes the Group Points (G.P.) of the Director being paid.

     (i) "Personal Points (P.P.)" shall mean all Points earned from products personally purchased from RSI for retail sale to others. Sales Aids and Distributor Kit purchases are not included as part of Personal Points (P.P.).

     (j) "Points" shall mean a unit of measure (equivalent to one U.S. C.V. Dollar) earned through group and personal sales efforts.

     (k) "Presidents Club" shall have the definition contained in the RSI Compensation Plan.

     (l) "Qualification Period" shall mean the July 1996 Commission Month through the June 1997 Commission Month and for the vesting of Options, shall mean the applicable July Commission Month through the next June Commission Month.

     (m) "RSI Compensation Plan" shall mean the Compensation Plan of RSI as currently in force and as amended from time to time.

     (n) All capitalized terms not otherwise defined herein shall have the definition ascribed to them in the RSI Compensation Plan.

2. Eligibility. Any Distributor whose network marketing activities are exclusive to RSI will be eligible to receive Options under the Plan. The number of Active Legs that a Distributor has at the close of the June 1996 Commission Month will be such Distributor's minimum qualification level for the Qualification Period, i.e., a Distributor with five Active Legs may only qualify for Options based on five Active Legs and above and not for Options based on four Active Legs. Distributors who have four Active Legs or less for the June 1996 Commission Month will have the opportunity to qualify for Options based on four Active Legs. All Qualification Levels are based upon a Distributor's effective position within the RSI Compensation Plan.

3.    Grant and Vesting of Options.

3.1 Four Active Legs. A Distributor will receive an Option to purchase 1,000 Shares on August 1, 1997 if the following three requirements are met:

      (a) Such Distributor has a minimum of four Active Director Legs for all 12 months of the Qualification Period;
      (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
      (c)  Such Distributor's Organizational Points for 9 of the 12
           months of the Qualification Period are at least 3,000 in each of 2 Legs and at least 2,000 in 1 other Leg.

      Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if the following three requirements are met:

       (i) Such Distributor has a minimum of four Active Director Legs for all 12 months of the applicable Qualification Period;
      (ii) Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the applicable Qualification Period; and
     (iii) Such Distributor's Organizational Points in 6 of the 12 months of the applicable Qualification Period are as set forth in
           Section 3.1(c) hereof.

3.2 Five Active Legs. A Distributor will receive an Option to purchase 1,500 Shares on August 1, 1997 if the following three requirements are met:

      (a) Such Distributor has a minimum of five Active Director Legs for all 12 months of the Qualification Period;
      (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
      (c)  Such Distributor's Organizational Points for 9 of the 12
           months of the Qualification Period are at least 5,000 in each of 2 Legs and at least 2,000 in each of 2 other Legs.

      Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if the following three requirements are met:

       (i) Such Distributor has a minimum of five Active Director Legs for all 12 months of the applicable Qualification Period;
      (ii) Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the applicable Qualification Period; and
     (iii) Such Distributor's Organizational Points in 6 of the 12 months of the applicable Qualification Period are as set forth in
           Section 3.2(c) hereof.

3.3 Six Active Legs. A Distributor will receive an Option to purchase 2,500 Shares on August 1, 1997 if the following three requirements are met:

      (a) Such Distributor has a minimum of six Active Director Legs for all 12 months of the Qualification Period;
      (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
      (c)  Such Distributor's Organizational Points for 9 of the 12
           months of the Qualification Period are at least 7,500 in each of 2 Legs and at least 5,000 in each of 2 other Legs.

      Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if the following three requirements are met:

       (i) Such Distributor has a minimum of six active Director Legs for all 12 months of the applicable Qualification Period;
      (ii) Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the applicable Qualification Period; and
     (iii) Such Distributor's Organizational Points in 6 of the 12 months of the applicable Qualification Period are as set forth in
           Section 3.3(c) hereof.

3.4 Ten Active Legs. A Distributor will receive an Option to purchase 5,000 Shares on August 1, 1997 if the following three requirements are met:

      (a) Such Distributor has a minimum of ten Active Director Legs for all 12 months of the Qualification Period;
      (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
      (c)  Such Distributor's Organizational Points for 9 of the 12
           months of the Qualification Period are at least 10,000 in each of 2 Legs and at least 5,000 in each of 5 other Legs.

      Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if the following three requirements are met:

      (i) Such Distributor has a minimum of ten active Director Legs for all 12 months of the applicable Qualification Period;
      (ii)  Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the applicable Qualification Period; and
      (iii) Such Distributor's Organizational Points in 6 of the 12
            months of the applicable Qualification Period are as set forth in
            Section 3.4(c) hereof.

3.5 Additional Options for Presidents Club Members. A Distributor who is a member of the Presidents Club during either of the Bonus Pool periods during the Qualification Period will receive an Option to purchase 2,500 additional Shares if the following three requirements are met:

      (a) Such Distributor has a minimum of six Active Director Legs for all 12 months of the Qualification Period;
      (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
      (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 50,000 in 1 Leg, at least 30,000 in each of 2 other Legs and at least 5,000 in each of 3 additional Legs;

      provided, however, a Distributor may only receive additional Options as a member of the Presidents Club or the Chairmans Club, but not as a member of both Clubs.

      Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if the following three requirements are met:


      (i) Such Distributor has a minimum of six Active Director Legs for all 12 months of the applicable Qualification Period;
      (ii)  Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the applicable Qualification Period; and
      (iii) Such Distributor's Organizational Points in 6 of the 12
            months of the applicable Qualification Period are as set forth in
            Section 3.5(c) hereof.

3.6 Additional Options for Chairmans Club Members. A Distributor who is a member of the Chairmans Club during either of the Bonus Pool periods during the Qualification Period (July 1996 to December 1996 or January 1997 to June 1997) will receive an Option to purchase 5,000 additional Shares if the following three requirements are met:

      (a) Such Distributor has a minimum of ten Active Director Legs for all 12 months of the Qualification Period;
      (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
      (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 100,000 in 1 Leg, at least 50,000 in each of 2 other Legs and at least 5,000 in each of 5 additional Legs.

      Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if the following three requirements are met:

      (i) Such Distributor has a minimum of ten active Director Legs for all 12 months of the applicable Qualification Period;
      (ii) Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the applicable Qualification Period; and
     (iii) Such Distributor's Organizational Points in 6 of the 12 months of the applicable Qualification Period are as set forth in
           Section 3.6(c) hereof.

3.7 Additional Options for Ambassadors Club Members. A Distributor who is a member of the Ambassadors Club during either of the Bonus Pool periods during the Qualification Period (July 1996 to December 1996 or January 1997 to June 1997) will receive an Option to purchase 5,000 additional Shares if the following three requirements are met:

      (a) Such Distributor has a minimum of ten Active Director Legs for all 12 months of the Qualification Period;
      (b) Such Distributor has at least 2,000 G.P. for all 12 months of the Qualification Period; and
      (c) Such Distributor's Organizational Points for 9 of the 12 months of the Qualification Period are at least 100,000 in each of 4 Legs, at least 50,000 in one other Leg and at least 5,000 in each of 5 more Legs.

      Such Option will become exercisable with respect to 20% of the Shares subject to such Option on the initial grant date and 20% on the first, second, third and fourth anniversary date of the initial grant date if the following three requirements are met:

       (i) Such Distributor has a minimum of ten Active Director Legs for all 12 months of the applicable Qualification Period;
      (ii) Such Distributor has at least 2,000 G.P. for 9 of the 12 months of the applicable Qualification Period; and
     (iii) Such Distributor's Organizational Points in 6 of the 12 months of the applicable Qualification Period are as set forth in
           Section 3.7(c) hereof.

3.8   Additional Options for Distributors.

      (a) All Distributors who are Directors by the close of the March 1996 Commission Month will receive an Option to purchase an additional 200 Shares on August 1, 1997 if such Distributor qualifies for Options under Sections 3.1, 3.2, 3.3 or 3.4 hereof.

      (b) All Distributors who became a Distributor in March 1996 who are not Directors by the close of the March 1996 Commission Month will receive an Option to purchase an additional 200 Shares on August 1, 1997 if (i) such Distributor qualifies for Options under Section 3.1, 3.2, 3.3 or 3.4 hereof and (ii) such Distributor has at least 1,000 P.P. in the March 1996 Commission Month and becomes a Director by the close of the April 1996 Commission Month.

      (c) All Distributors who become a Distributor in April 1996 or later will receive an Option to purchase an additional 200 Shares on August 1, 1997 if (i) such Distributor qualifies for Options under Section 3.1, 3.2, 3.3 or 3.4 hereof and (ii) such Distributor has at least 1,000 P.P. in the month such Distributor enrolls as such and becomes a Director within the first two Commission Months of enrolling as a Distributor.

4. Price. The purchase price of the shares of Common Stock purchased pursuant to the Options granted under the Plan will be 100% of the Fair Market Value on the date of grant of the Option.

5. Duration. Options will be granted to Optionees for terms of five (5) years.

- -------------------------------------------------------

No dealer, salesperson or any other person has been
authorized to give any information or to make any                                   500,000 SHARES
representation other than those contained in this
Prospectus in connection with the offering made hereby,
and, if given or made, such information or                                       REXALL SUNDOWN, INC.
representations must not be relied upon as having been
authorized by the Company.  This Prospectus does not
constitute an offer to sell or a solicitation of an
offer to buy any securities other than the registered                            1996 REXALL SHOWCASE
securities to which it relates, or an offer to sell or                               INTERNATIONAL
solicitation of an offer to buy such securities in any                             DISTRIBUTOR STOCK
jurisdiction where, or to any person to whom, it is                                   OPTION PLAN
unlawful to make such an offer or solicitation.
Neither the delivery of this Prospectus nor any sale
made hereunder shall, under any circumstances, create
any implication that there has been no change in the
affairs of the Company since the date hereof or that
the information contained herein is correct as of any
time subsequent to the date of this Prospectus.

            ------------------------------

                   TABLE OF CONTENTS                                                 COMMON STOCK

                                                   Page
                                                   ----

AVAILABLE INFORMATION.............................   2
INCORPORATION OF CERTAIN DOCUMENTS
BY REFERENCE......................................   2
THE COMPANY.......................................   3                       --------------------------
RISK FACTORS......................................   3
DESCRIPTION OF THE REXALL SUNDOWN,                                                    PROSPECTUS
INC. 1996 REXALL SHOWCASE
INTERNATIONAL DISTRIBUTOR STOCK                                               --------------------------
OPTION PLAN.......................................   4
USE OF PROCEEDS...................................  10
INDEMNIFICATION OF DIRECTORS AND
OFFICERS..........................................  10
LEGAL MATTERS.....................................  10
EXPERTS...........................................  10


                                                                                     July __, 1996


- ------------------------------------------------------          ------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The Company will pay all of the expenses incurred in connection with the offering described in this registration statement. Such expenses are estimated to be as follows:


Securities and Exchange Commission registration fee ...............  $ 4,568.97
Legal fees and expenses ...........................................    5,000
Accounting fees and expenses ......................................    2,500
Miscellaneous .....................................................  $   431.03
                                                                     ----------

        Total .....................................................  $12,500
                                                                     ==========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company has authority under the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company's Amended and Restated Articles of Incorporation require the Company to indemnify the Company's directors, officers, employees and agents. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. The Company also maintains directors' and officers' liability insurance.


ITEM 16. EXHIBITS

EXHIBIT
NUMBER                               DESCRIPTION
- --------                             -----------
  4.1       Rexall Sundown, Inc. 1996 Rexall Showcase International Distributor Stock Option Plan

  4.2       Form of Stock Option Agreement

  5.1       Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A.

 23.1       Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A. (contained in Exhibit 5.1 hereto)

 23.2       Consent of Coopers & Lybrand L.L.P.

ITEM 17.  UNDERTAKINGS.


     (a) The undersigned Registrant hereby undertakes that:

         (1) It will include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 10th day of July, 1996.

                                REXALL SUNDOWN, INC.


                                By:  /s/ Christian Nast
                                   --------------------------------------------
                                   Christian Nast, President, Chief Operating
                                   Officer and Director


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature               Title                                      Date
- ---------               -----                                      ----
/s/ Carl DeSantis       Chairman of the Board and Chief
- -----------------       Executive Officer                          July 10, 1996
Carl DeSantis

/s/ Christian Nast      Director, President and Chief Operating
- ------------------      Officer                                    July 10, 1996
Christian Nast

/s/ Dean DeSantis       Director and Senior Vice President -
- -----------------       Operations                                 July 10, 1996
Dean DeSantis

/s/ Damon DeSantis
- ------------------      Director and Executive Vice President      July 10, 1996
Damon DeSantis

                        Vice President - Finance, Chief
/s/ Geary Cotton        Financial Officer, Treasurer and Chief
- ----------------        Accounting Officer                         July 10, 1996
Geary Cotton

/s/ Nickolas Palin      Director and Senior Vice President -
- ------------------      Sales and Marketing                        July 10, 1996
Nickolas Palin

/s/ Stanley Leedy
- -----------------       Director                                   July 10, 1996
Stanley Leedy

/s/ Raymond Monteleone
- ----------------------  Director                                   July 10, 1996
Raymond Monteleone

/s/ Howard Yenke
- ----------------        Director                                   July 10, 1996
Howard Yenke

                                 EXHIBIT INDEX




NUMBER                                     DESCRIPTION
- ------                                     -----------
 4.1    Rexall Sundown, Inc. 1996 Rexall Showcase International Distributor Stock Option Plan

 4.2    Form of Stock Option Agreement

 5.1    Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A.

23.1    Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A.
        (contained in Exhibit 5.1 hereto).

23.2    Consent of Coopers & Lybrand L.L.P.